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                                 PROMISSORY NOTE

$150,000                                                     Englewood, Colorado
                                                                October 27, 1999


For value received the undersigned, Chartwell International, Inc., hereby promises to pay to John J. Grace ("the Holder") at Littleton, Colorado the sum of one hundred fifty thousand dollars ($150,000) with a simple interest rate of 10% per annum, compounded monthly, in lawful money of the United States.

This Note is due and payable in full on or before August 1, 2002 or at the option of the Holder at the time financing is received.

This Note shall be considered in default if not paid off by August 1, 2002, unless the Holder provides written consent to extend the period of this Note. Should default occur, then at any time after August 1, 2002 the entire amount of unpaid principal shall, at the option of the Holder, become immediately due and payable.

Payment of principle and accrued interest on this note is to be made earlier than the due date from at least 60% of the proceeds received by the Company from the sale of its holdings in publicly traded securities or from the refinancing or sale of its property in San Diego, California or gypsum rights in St. George, Utah.

This Note is secured by a Deed of Trust to SBS Trust Deed Network, a California corporation, as Trustee, recorded in the County of San Diego, State of California.

This Note is also secured by the Company's security investments in Chartwell Automotive Group, Inc., College Bound Student Alliance, Inc. (formerly SportsStar Marketing, Inc.), NCRA, Inc., Prentice Capital, Inc., and Canaima Gold Corporation.

The undersigned agrees in the event of default to pay reasonable costs of collection, including attorney's fees incurred in connection with the collection of this Note. The undersigned hereby waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and notice of any kind with respect to this Note or any guarantee of it.


                                       CHARTWELL INTERNATIONAL, INC.
                                       a Nevada Corporation

                                       /s/ Alice M. Gluckman
                                       ----------------------------------------
                                       Alice M. Gluckman, Corporate Secretary